SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): June 28, 1999


                            BRAZOS SPORTSWEAR, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                   0-18054                     91-1770931
 (STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)          (IRS EMPLOYER
                                                            IDENTIFICATION NO.)

                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 719-0244
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 14, 1999, Morning Sun, Inc., a Washington corporation ("Morning Sun") and wholly owned indirect subsidiary of Brazos Sportswear, Inc. (the "Company") and New Solarco, Inc. ("Solarco"), entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which Solarco agreed to purchase substantially all the assets of Morning Sun for $13,138,728 in cash (less the amount of pre-petition Cure Amounts (as defined in the Purchase Agreement)), subject to certain adjustments as set forth in the Purchase Agreement, and the assumption of the Assumed Liabilities and Assumed Contracts (as such terms are defined in the Purchase Agreement). The closing of the transactions contemplated by the Purchase Agreement occurred on June 28, 1999.

ITEM 5.  OTHER EVENTS

      On June 30, 1999, the Company announced that, among other things, it had completed the sale of the assets of Morning Sun. A copy of the press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


 EXHIBIT NO.                         EXHIBIT
 -----------                         -------
     2.1 Asset Purchase Agreement entered into as of the 14th day of June 1999, between Solarco and Morning Sun.
    99.1      Press Release of Brazos Sportswear, Inc. dated June 30, 1999.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


      DATED this 2nd day of July, 1999.


                                          BRAZOS SPORTSWEAR, INC.


                                          By:   /S/ F. CLAYTON CHAMBERS
                                                F. Clayton Chambers,
                                                Chief Executive Officer